UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 26, 2007
Symantec Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20330 Stevens Creek Blvd., Cupertino, CA	95014
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code (408) 517-8000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EXHIBIT 10.01
EXHIBIT 99.01

Item 1.01. Entry Into A Material Definitive Agreement
On January 26, 2007, Symantec Corporation (“Symantec”) and its wholly-owned subsidiary Atlas Merger Corp. (“Merger Sub”) entered into an Agreement and Plan of Merger (“Agreement”) with Altiris, Inc. (“Altiris”) pursuant to which Symantec will acquire Altiris for a cash purchase price to the stockholders of Altiris of $33.00 per share. The acquisition will be accomplished by the merger of Merger Sub into Altiris, with Altiris surviving the merger as a wholly-owned subsidiary of Symantec. The aggregate purchase price will be approximately $830 million, which amount is net of Altiris’ estimated cash balance. Outstanding Altiris stock options and restricted stock units will be converted into stock options and restricted stock units of Symantec based on an exchange ratio specified in the Agreement, and outstanding warrants and restricted stock awards will represent the right to receive the per share cash merger consideration. The closing of the merger is subject to customary closing conditions, including regulatory review and Altiris stockholder approval. The parties anticipate that the closing will occur in the second quarter of calendar year 2007.
In connection with the parties’ entry into the Agreement, the directors, certain executive officers and a stockholder of Altiris have entered into voting agreements pursuant to which they have agreed to vote their shares in favor of the merger, subject to the terms and conditions contained therein.
Copies of the press release announcing the Agreement and of the Agreement are filed as exhibits to this current report. We encourage you to read the Agreement for a more complete understanding of the transaction. The description of the Agreement provided above is qualified in its entirety by reference to the Agreement.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Title or Description

10.01	Agreement and Plan of Merger among Symantec Corporation, Atlas Merger Corp. and Altiris, Inc. dated January 26, 2007

99.01	Press release issued by Symantec, dated January 29, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation
Date: January 29, 2007	By:	/s/ Arthur F. Courville
Arthur F. Courville
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Exhibit Title or Description

10.01	Agreement and Plan of Merger among Symantec Corporation, Atlas Merger Corp. and Altiris, Inc. dated January 26, 2007

99.01	Press release issued by Symantec, dated January 29, 2007